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                                  EXHIBIT 23.8
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                            [PRUDENTIAL LETTERHEAD]

                 CONSENT OF PRUDENTIAL SECURITIES INCORPORATED

    We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated May 31, 1996, as set forth as Appendix B to the Proxy
Statement/Prospectus and to the summarization thereof in the Proxy Statement/Prospectus under the caption "Background of and Reasons for the Merger." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          PRUDENTIAL SECURITIES INCORPORATED

                                          By:        /s/ STEPHEN W. POWELL

                                             -----------------------------------
                                                     Stephen W. Powell,
                                                          DIRECTOR

Atlanta, Georgia
July 18, 1996